SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2005

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 10, 2005, the Board of Directors of Vita Food Products, Inc. (the “Company”) declared a distribution of one Right for each outstanding share of Common Stock, par value $0.01 per share (the “Company Common Stock”), to stockholders of record at the close of business on November 25, 2005 (the “Record Date”) and for each share of Company Common Stock issued (including shares distributed from the Company’s treasury) by the Company thereafter and prior to the Distribution Date (as defined below).  Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a Purchase Price of $13.00 per Unit, subject to adjustment.  The Purchase Price is payable in cash or by certified or bank check payable to the order of the Company or by wire to the account of the Company.  The description and terms of the Rights are set forth in a Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”).

Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed.  The Rights will separate from the Company Common Stock and the “Distribution Date” will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or such subsidiary) (an “Acquiring Person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Company Common Stock, provided that the term “Acquiring Person” shall not include Stephen D. Rubin or any of his affiliates or associates, but only to the extent that Mr. Rubin and his affiliates and associates individually or in the aggregate beneficially own less than 32% of the outstanding common stock of the Company, or Clark L. Feldman or any of his affiliates and associates, but only to the extent that Mr. Feldman and his affiliates and associates individually or in the aggregate beneficially own less than 17% of the outstanding common stock of the Company, and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% (or with respect to Messrs. Feldman and Rubin and their respective affiliates and associates such greater percentage as indicated above in the definition of Acquiring Person) or more of the then-outstanding shares of Company Common Stock.  Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date (also including shares distributed from the Company’s treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that (i) the Company is the surviving corporation in a merger or combination with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (ii) a Person becomes an Acquiring Person, (iii) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person’s ownership interest being increased by more than 1% (e.g., by means of a recapitalization) (each such event being a “Section 11(a)(ii) Event”), then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.  Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate of any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger (other than a merger described in the preceding paragraph) or other business combination transaction and the Company is not the surviving corporation, (ii) any Person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the ultimate parent of the Acquiring Person having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of Units of Preferred Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  The Company is not required to issue fractional Units.  In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

At any time prior to the earlier of (i) ten business days following the Stock Acquisition Date or (ii) the Final Expiration Date, a majority of the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment in certain events) (the “Redemption Price”), payable, at the election of such majority of the Company’s Board of Directors, in cash or shares of Company Common Stock.  Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

The Board of Directors, at its option, may exchange each Right for (i) one Unit of Preferred Stock or (ii) such number of Units of Preferred Stock as will equal (x) the difference between the aggregate market price of the number of Units of Preferred Stock to be received upon a Section 11(a)(ii) Event and the Purchase Price divided by (y) the market price per Unit of Preferred Stock upon the Section 11(a)(ii) Event.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration).

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Company Common Stock at any time prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

At least once every three years during the term of the Rights Agreement, or sooner than that if any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such Person to become an Acquiring Person under the Rights Agreement, a committee comprised of the Nominating/Governance Committee of the Board of Directors (or any successor committee), as long as the members of such committee are not officers, employees or affiliates of the Company (the “TIDE Committee”), will review the Rights Agreement to determine whether the Rights Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company.  Following each such review, the TIDE Committee will report its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

A total of Four Thousand (4,000) shares of Preferred Stock will be reserved for issuance upon exercise of the Rights.  The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

Each Unit of Preferred Stock will have a minimum preferential quarterly dividend rate of $0.01 per Unit when, as and if declared by the Board of Directors of the Company but will, in any event, be entitled to a dividend equal to the per share dividend declared on the Company Common Stock.

In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of Company Common Stock.

Each Unit of Preferred Stock will have one vote, voting together with the Company Common Stock.  The holders of Units of Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six consecutive fiscal quarters.

In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

The Rights may have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors unless the offer is conditioned on a substantial number of Rights being acquired.  However, the Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors because the Rights may be redeemed by the Board at a nominal price of $0.01 per Right at any time on or prior to the tenth day after a public announcement made by either the Company or a person or group that such person or group has become an Acquiring Person (subject to extension by the Company’s Board of Directors).  Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors.  However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of or seeking to obtain control of, the Company.  To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

Item 3.03 Material Modification to Rights of Security Holders.

See description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2005, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of Nevada. See description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation of Series A Preferred Stock is attached as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events

On November 14, 2005, the Company issued a press release announcing the adoption of the Rights Agreement and declaration of a dividend of the Rights. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1                           Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of Delaware on November 11, 2005.

Exhibit 10.1                     Form of Rights Agreement dated as of November 10, 2005, between Vita Food Products, Inc. and American Stock Transfer and Trust Company.

Exhibit 99.1                     Press Release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: November 11, 2005	By:	/s/ Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date: November 11, 2005	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

4.1	Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of Delaware on November 11, 2005.

10.1	Form of Rights Agreement dated as of November 10, 2005, between Vita Food Products, Inc. and American Stock Transfer and Trust Company.

99.1	Press Release dated November 14, 2005.